SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2015
Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53259	20-5572576
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jefferson Place
100 Jefferson Boulevard, Suite 200
Warwick, Rhode Island 02888-3849
(Address of Principal Executive Offices)

(401) 739-3300

(Registrant’s Telephone Number)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2015, Powerdyne International, Inc. filed a Certificate of Amendment to the Certificate of Incorporation which increased the number of authorized shares of sock to two billion twenty million (2,020,000,000) shares, consisting of two billion (2,000,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock.

Item 9.01 Financial Statements and Exhibits.

3.1. Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC

Date: February 26, 2015

By: /s/Arthur M. Read, II

Arthur M. Read, II

Executive Vice-President and General Counsel